Annual Meeting of Shareholders April 21, 2011 Ticker: STSA Spokane, Washington www.sterlingfinancialcorporation-spokane.com * * * * * * Exhibit 99.1

SLIDE 2
Safe Harbor
In the course of our presentation, we may discuss matters that are deemed to be forward-looking statements, which are intended to be covered by the safe harbor for
“forward-looking statements” provided by the Private Securities Litigation Reform Act of
1995 (the “Reform Act”)
(1)
. Forward-looking statements, including those relating to our position and strategy as a result of our recapitalization transactions discussed herein, involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control and actual results may differ from management’s view and our projected financial results.
We assume no obligation to update any forward-looking statements (including any projections) to reflect any changes or events occurring after the date hereof. Additional information about risks of the company achieving results suggested by any forward-
looking statements may be found in the company’s 10-K, 10-Q and other SEC filings, including under the headings “Risk Factors” and “Management’s Discussion and Analysis
of Financial Condition and Results of Operations.”
(1) The Reform Act defines the term "forward-looking statements" to include: statements of management plans and objectives, statements regarding the future economic performance, and projections of revenues and other financial data, among others. The Reform Act precludes liability for oral or written forward-looking statements if the statement is identified as such and accompanied by "meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those made in the forward-looking statements."

178 branches in 5 states

WASHINGTON
Seattle
Spokane
Great Falls
MONTANA
Portland
Helena
Billings
Salem
Eugene
Boise
OREGON
IDAHO
Santa Rosa
Sacramento
San Francisco
San Jose

Key Statistics as of 3/31/2011	
(billions)	
Total assets:	$9.4
Total deposits	$6.7
Net Loans	$5.3

● Sterling branches
★ Major cities

Deposit Market Share [2]			
State	Branches	Rank	Market Share
Washington	72	7	3.20%
Oregon	67	7	3.58%
California	13	46	0.14%
Idaho	18	11	2.57%
Montana	8	14	1.21%

Based in Spokane, Wash.,
Sterling is one of the largest
commercial banks
headquartered in the Pacific
Northwest
(1)
More than 25,000 commercial
accounts and nearly 200,000
retail deposit accounts
$6.7 billion of deposits with an
average cost of 1.01%
(3)
Source: SNL Financial, Company filings
Note: Financial data as of March 31, 2011.
(1) Pacific Northwest defined as Idaho, Oregon, and Washington.
(2) Deposit market share data as of 6/30/2010.
(3) For the quarter ended March 31, 2011
Franchise at a Glance
SLIDE 3

STSA: Promises Delivered 2010/2011
Successful $730 million recapitalization (August 2010)
Anchors Warburg Pincus and Thomas H. Lee Partners, plus
approximately 30 additional investors
U.S. Treasury preferred ($303 million) converted to common stock
C&D lifted in September; replaced with MOU
Execution of strategic plan well under way
Cost-effective funding/low-cost deposit initiatives
Improvements in asset quality; reductions in NPLs
Relationship-based, commercial bank focus
Cost control and synergies, including Golf merger into Sterling
Positioned for profitable growth with initial results in
Q1 2011
SLIDE 4

STSA: Promises Delivered 2010/2011
Fortified management and board leadership driving future success
Les Biller, chairman; anchor investors hold board seats
11-member board with new directors adding banking/financial
experience
New CCO, Dave DePillo; New CFO, Pat Rusnak
SLIDE 5

Performance Highlights - 2010
Quality deposit metrics continued to drive down cost
of funds
Improving mix
Deposit costs decreased 14 bps in Q4 and 73 bps during 2010
Improvements in asset quality
Experienced a reduced Q4 2010 provision for credit losses of $30 million, compared to $340 million in Q4 2009
NPAs at year end were down 17% from prior year end
Construction loan exposure reduced by $990 million, or 65%,
during 2010
Core franchise strength focused on delivering profitability
(1) Excludes a one-time, non-cash charge for the conversion of preferred stock to common stock. The Q4 2010 net loss attributable to common shareholders was $642.7 million, or $12.79 per common diluted share. Full-year financial results are reported in the Annual Report to Shareholders on Form 10-K as filed with the SEC.
SLIDE 6

Formula for Success
Cost-
Effective
Funding
Improved
Asset
Quality
High
Quality,
Relationship
Based Asset
Generation
Expense
Control
Profitable
Growth
Focus on Customers
Delivering value proposition to customers
• Fair pricing
• Competitive products and services
Resolving credit challenges
Increased emphasis on sales and business development
Intelligent market segmentation
Expense control and organizational efficiency
Simplified, “Back to Basics” banking drives growth
Strategic expansion in key markets and lines of business
Managing through emerging regulatory changes
SLIDE 7

Improving quarterly results
Reported Q1 net income of $5.4 million
Compares to loss of $88.8 million for Q1 2010
Reduced credit provisioning
Provision for Q1 credit losses totaled $10.0 million
Compares to $88.6 million provision for Q1 2010
Declining levels of non-performing loans (NPAs)
NPAs of $628.8 million, reflecting a 41% decline compared to
$1.06 billion of NPAs at March 31, 2010
Focus on liquidating OREO, note sales, short sales and other workouts
Net interest margin of 3.22%, up 37 bps from Q1 2010
Average cost of deposits declined by 44 bps from Q1 2010
SLIDE 8
2011 Q1 Selected Operating Highlights

$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Millions
$1,648
51% decrease from peak
$812
Q1 08
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Q4 10
Q1 11
Classified Assets
Non-performing Assets
Non-performing Loans

Improving Trend in Classified and Non-Performing Assets SLIDE 9

Improving Trends Summary (Q1 2011 vs. Q1 2010)
Improved asset quality and reduced credit
provisioning
Classified assets 50%
Non-performing assets 41%
Non-interest expense 8%
Provision for loan losses 89%
Increased margins and capital
Net interest margin 13%
Non-interest income 19%
Shareholder equity 216%
SLIDE 10

Fortified balance sheet
Strong capital position – exceeds regulatory
level required for “well-capitalized” status
Reduced construction loans and NPLs
Improved mix of core deposits
Executing on our strategic plan
Core deposit growth will drive
NIM and earnings
Continued reductions in high-risk assets
Working to strengthen profitability in 2011
• Growth in business and consumer lending
• Controlled operating expenses
Building one of America’s great
community banks
SLIDE 11
Stability and Platform for Growth

Annual Meeting of Shareholders April 21, 2011 Ticker: STSA Spokane, Washington www.sterlingfinancialcorporation-spokane.com * * * * * * *